Exhibit 10.52

SECOND AMENDMENT TO THE CHANGE IN CONTROL

EMPLOYMENT AGREEMENT

This Second Amendment to the Change in Control Employment Agreement (“Second Amendment”) is made and entered into this 17th day of December, 2009 by and between Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”), and Henry J. Herrmann (“Executive”).

WITNESSETH:

WHEREAS, the Company and Executive are parties to a certain Change in Control Employment Agreement dated as of December 14, 2001 and amended on December 17, 2009 (the “Agreement”);

WHEREAS, the Company and Executive have agreed to make certain modifications to the Agreement to ensure that amounts payable under the Company’s annual incentive plan will continue to constitute “performance-based compensation” within the meaning of section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Section 6(b) of the Agreement is hereby amended in its entirety to read as follows:

(b)           an amount equal to the product obtained by multiplying (i) the highest annual cash bonus paid to you in the three year period ending on the date of your Involuntary Termination, by (ii) a fraction, the numerator of which is the number of days in the calendar year of your Involuntary Termination preceding and including the date of your Involuntary Termination and the denominator of which is the number of days in the calendar year of your Involuntary Termination.

2.             Except as provided in this Second Amendment the Agreement will continue to read in its current state.

IN WITNESS WHEREOF, the Company and Executive have executed this Second Amendment as of the date first written above.

WADDELL & REED FINANCIAL, INC.

By: /s/ Daniel P. Connealy
Daniel P. Connealy
Senior Vice President and Chief Financial Officer

EXECUTIVE

/s/ Henry J. Herrmann
Henry J. Herrmann